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                                                                    EXHIBIT 10.5

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                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                         ARGONAUT ASSOCIATES LTD. (L.P.)

                                    AS SELLER

                                       AND

                         GEORGIA TRUST BANCSHARES, INC.

                                  AS PURCHASER

                  PREMISES: TownPark, Cobb County, Georgia

                  DATED: March 18, 2005

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                                TABLE OF CONTENTS

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                                                                                             PAGE
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
1.    DEFINITIONS AND MEANINGS...........................................................      1
   1.1     Agreement.....................................................................      1
   1.2     Closing.......................................................................      1
   1.3     Closing Date..................................................................      1
   1.4     Common Area Maintenance Agreement.............................................      1
   1.5     Earnest Money.................................................................      1
   1.6     "Escrow Agent.................................................................      1
   1.7     Escrow Agreement..............................................................      2
   1.8     Execution Date................................................................      2
   1.9     Force Majeure.................................................................      2
   1.10    Hazardous Substances or Waste.................................................      2
   1.11    Inspection Date...............................................................      2
   1.12:   Obligations Surviving Termination.............................................      2
   1.13    Park..........................................................................      2
   1.14    Permitted Exceptions..........................................................      2
   1.15    Purchase Price................................................................      3
   1.16    Site Plan.....................................................................      3
   1.17    Survey........................................................................      3
   1.18    Termination Notice............................................................      3
   1.19    Title Commitment..............................................................      3
   1.20    Title Company.................................................................      3
   1.21    Title Objection...............................................................      3

2.    SALE AND PURCHASE..................................................................      3

3     PURCHASE PRICE.....................................................................      3
   3.1     Amount of Purchase Price......................................................      3
   3.2     Payment of Purchase Price.....................................................      3

4.    EARNEST MONEY DEPOSIT..............................................................      3
   4.1     Earnest Money.................................................................      3
   4.2     Investment of Earnest Money...................................................      4

5.    Survey.............................................................................      4
   5.1     Survey........................................................................      4
   5.2     Legal Description.............................................................      4

6.    TITLE EXAMINATION AND OBJECTIONS...................................................      5
   6.1     Title Examination.............................................................      5
   6.2     Resolution of Title Objections5
   6.3     Seller's Obligations Regarding Title Objections...............................      5

7.    AGREEMENTS AFFECTING THE PROPERTY..................................................      6

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
8.    SELLER'S REPRESENTATIONS AND COVENANTS.............................................      6
   8.1     Authorization.................................................................      6
   8.2:    Title.  Seller owns fee simple title to the Property..........................      6
   8.3     No Notice of Condemnation.....................................................      6
   8.4     No Assessments................................................................      6
   8.5     Existing Agreement............................................................      6
   8.6     Non-Foreign Status............................................................      6
   8.7     Hazardous Substances or Waste.................................................      7
   8.8     Pending Litigation............................................................      7

9.    ACCESS TO AND EXAMINATION OF PROPERTY; TERMINATION.................................      7
   9.1     Purchaser's Right of Inspection...............................................      7
   9.2     Purchaser's Right of Termination..............................................      7

10.   ADDITIONAL AGREEMENTS..............................................................      8
   10.1    Intentionally Deleted.........................................................      8
   10.2    Utilities.....................................................................      8
   10.3    Utility Work..................................................................      8
   10.4    Utility Easements.............................................................      8
   10.6    Approval of Purchaser's Plans.................................................      8
   10.7    Covenants, Conditions and Restrictions........................................      9

11.   PURCHASER'S CONDITIONS PRECEDENT...................................................     10
   11.1    Conditions....................................................................     10

12.   THE CLOSING........................................................................     10
   12.1    Closing Date..................................................................     10
   12.2    Deliveries At Closing.........................................................     12

13.   DEFAULT............................................................................     12
   13.1    Seller's Default..............................................................     12
   13.2    Purchaser's Default...........................................................     12

14.   CASUALTY AND CONDEMNATION..........................................................     13
   14.1    Risk of Loss..................................................................     13
   14.2    Casualty or Condemnation......................................................     13
   14.3    Notice of Condemnation of Casualty............................................     13

15.   BROKERAGE COMMISSIONS..............................................................     14
   15.1    Broker Representation.........................................................     14
   15.2    Mutual Indemnities............................................................     14

16.   TIME OF ESSENCE....................................................................     14

17.   GOVERNING LAW......................................................................     14

18.   NOTICES............................................................................     14

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
19.   ENTIRE AGREEMENT; MODIFICATION.....................................................     14

20.   SURVIVAL...........................................................................     15

21.   EXHIBITS...........................................................................     15

22.   CAPTIONS...........................................................................     15

23.   REFERENCES.........................................................................     15

24.   COUNTERPARTS.......................................................................     15

25.   WAIVER.............................................................................     15

26.   RIGHTS CUMULATIVE..................................................................     15

27.   SUCCESSORS AND ASSIGNS.............................................................     15

28.   DATE FOR PERFORMANCE...............................................................     15

29.   SEVERABILITY.......................................................................     16

30.   ASSIGNMENT.........................................................................     16

31.   CONFIDENTIALITY....................................................................     16

EXHIBIT A: LEGAL DESCRIPTION/SITE PLAN

EXHIBIT B: ESCROW INSTRUCTIONS

EXHIBIT C: COMMON AREA MAINTENANCE AGREEMENT

EXHIBIT D: FORM OF DEED

EXHIBIT E: COVENANTS, CONDITIONS AND RESTRICTIONS

                                     -iii-

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                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT"), is made and entered into this 18th day of March 2005, by and between ARGONAUT ASSOCIATES, LTD. (L.P.), a Georgia limited partnership, having a mailing address of c/o Taylor & Mathis, One Alliance Center, 3350 Lenox Road, Suite 500, Atlanta, Georgia 30326 ("SELLER"), and Georgia Trust Bancshares, Inc., a Georgia corporation, having a mailing address of 2725 Mall of Georgia Boulevard, Buford, Georgia 30519 (`PURCHASER").

                                WITNESSETH, That:

      WHEREAS, Seller has agreed to sell, assign and convey the Property (as hereafter defined) to Purchaser and Purchaser has agreed to purchase such property from Seller, and

      WHEREAS, the parties desire to provide for said purchase and sale on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution and delivery hereof, the parties hereto do hereby agree as follows:

      1. DEFINITIONS AND MEANINGS. In addition to any other terms whose definitions are fixed and defined by this Agreement, each of the following defined terms, when used in this Agreement with an initial capital letter, shall have the meaning ascribed thereto by this Paragraph1:

            1.1 "AGREEMENT" means this Purchase and Sale Agreement, together with any and all amendments, modifications, supplements or restatements hereof and any and all exhibits and addenda attached hereto.

            1.2 "CLOSING" means the consummation of the purchase and sale contemplated by this Agreement by the deliveries required under Paragraph 12 hereof.

            1.3 "CLOSING DATE" means the time and date, established under Paragraph 12.1 hereof, when the purchase and sale contemplated by this Agreement is to be consummated, as such date may be extended by mutual agreement of the parties or pursuant to the express provisions of this Agreement.

            1.4 "COMMON AREA MAINTENANCE AGREEMENT" means that certain Common Area Maintenance Agreement to be entered into at Closing by and between Seller and Purchaser, the form of which is attached hereto as Exhibit C.

            1.5 "EARNEST MONEY" means the amount deposited by Purchaser pursuant to the provisions of Paragraph 4.1 hereof.

            1.6 "ESCROW AGENT" means The Weber Firm, LLC, as Escrow Agent under the Escrow Agreement.

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            1.7 "ESCROW AGREEMENT" means that certain Escrow Agreement dated of even date herewith and made among Seller, Purchaser and Escrow Agent, the form of which is attached hereto as Exhibit B.

            1.8 "EXECUTION DATE" means the date on which this Agreement has been duly executed by both Seller and Purchaser; such date shall be inserted in the preamble on the first page of this Agreement.

            1.9 "FORCE MAJEURE" means, in the context of any failure, delay or interruption in the performance by Seller of its duties and obligations under Paragraph 10.3 hereof, any causes beyond the control of Seller, including, without limitation, strikes, boycotts, labor disputes, embargoes, shortage of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage, or any other circumstance for which Seller is not responsible or which is not in its power to control.

            1.10 "HAZARDOUS SUBSTANCES OR WASTE" means petroleum (including gasoline, crude oil or any crude oil fraction), waste, trash, garbage, industrial by-product, and chemical or hazardous substance of any nature, including, without limitation, radioactive materials, PCBs, asbestos, pesticides, herbicides, pesticide or herbicide containers, untreated sewerage, industrial process sludge and any other substance identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly know as "CERCLA"), as amended, the Superfund Amendment and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA"), or any other federal, state, city or county legislation or ordinances applicable to the Property.

            1.11 "INSPECTION DATE" means the ninetieth (90th) day after the Execution Date.

            1.12 "OBLIGATIONS SURVIVING TERMINATION" means those provisions hereof which, by their express terms, survive the Closing or earlier termination of this Agreement.

            1.13 "PARK" means TownPark, the business park containing approximately 205 acres of which the Property is a part.

            1.14 "PERMITTED EXCEPTIONS" means the Common Area Maintenance Agreement, the covenants, conditions and restrictions set forth in Exhibit E attached hereto, which are to be included in Seller's limited warranty deed pursuant to Paragraph 10.7 hereof, and any Title Objections to which Purchaser fails to object to which Purchaser waives pursuant to Paragraph 6 hereof that Purchaser is allowed to remove.

                  (i) "PROPERTY" means, that tract or parcel of real property comprising approximately 1.42 acres located at the intersection of George Busbee Parkway and TownPark Lane in the TownPark development in Cobb County, Georgia, and being more particularly depicted on the Site Plan attached hereto as Exhibit A.

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            1.15 "PURCHASE PRICE" means the amount which Purchaser shall pay to
Seller to consummate the purchase and sale of the Property as provided in Paragraph 3 of this Agreement.

            1.16 "SITE PLAN" means the site plan attached hereto as Exhibit A.

            1.17 "SURVEY" means the boundary survey of the Property prepared by a Georgia licensed surveyor or engineer as provided in Paragraph 5.1 hereof.

            1.18 "TERMINATION NOTICE" shall have the meaning provided in Paragraph 9.2 hereof.

            1.19 "TITLE COMMITMENT" shall have the meaning provided in Paragraph
6.1 hereof.

            1.20 "TITLE COMPANY" means Lawyer's Title Insurance Corporation.

            1.21 "TITLE OBJECTION" and "TITLE OBJECTIONS" mean any deeds to secure debt, mortgages, liens, financing statements, security interests, easements, leases, rental agreements, licenses, restrictive covenants, agreements, options, claims, clouds, encroachments, rights, taxes, assessments, mechanics' or materialmen's liens (inchoate or perfected), liens for federal or state estate or inheritance taxes, and other encumbrances of any nature whatsoever, whether existing of record or otherwise, together with any and all matters of any kind or description, including, without limitation, matters of survey and any litigation or other proceedings affecting Seller and which affect title to the Property or the right, power, and authority of Seller to convey fee simple marketable and insurable title to the Property to Purchaser in accordance with the terms of this Agreement, other than the covenants, conditions and restrictions contemplated by this Agreement.

      2. SALE AND PURCHASE. Seller agrees to sell, convey and assign the Property to Purchaser on the terms and conditions contained in this Agreement, and Purchaser agrees to purchase the Property from Seller on the terms and conditions contained in this Agreement.

      3. PURCHASE PRICE.

            3.1 Amount of Purchase Price. The Purchase Price for the Property, to be paid by Purchaser to Seller at the Closing, shall be Seven Hundred Forty-Two Thousand and No/100 Dollars ($742,000).

            3.2 Payment of Purchase Price. At the Closing, Purchaser shall pay the Purchase Price to Seller, by wire transfer of federal funds, less a credit for the Earnest Money, and as adjusted pursuant to the prorations provided herein.

      4. EARNEST MONEY DEPOSIT.

            4.1 Earnest Money. Upon execution of this Agreement, Purchaser shall deposit with Escrow Agent the sum of Twenty-Five Thousand and No/100 Dollars ($25,000) as earnest money (the "INITIAL DEPOSIT"). In addition,, in the event Purchaser elects to extend the

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date for Closing as provided in Paragraph 12.1 below, Purchaser shall deposit with Escrow Agent the additional amount of Twenty-Five Thousand and No/100 Dollars ($25,000) (the "EXTENSION DEPOSIT") at the time required under Paragraph
12.1 by wire transfer of immediately available funds. As used herein, the term "EARNEST MONEY" shall mean the Initial Deposit and, upon delivery of the Extension Deposit to the Escrow Agent, if at all, the Initial Deposit, the Additional Deposit, and the Extension Deposit. At the Closing, the Earnest Money shall be paid over to Seller and applied and credited in reduction of the Purchase Price, as provided in Paragraph 3.2 hereof. If Purchaser shall validly exercise any right or option under this Agreement to rescind, cancel or terminate this Agreement and shall so notify Seller and Escrow Agent in a timely manner, the Earnest Money shall be immediately paid over and refunded to Purchaser, whereupon this Agreement shall be of no further force or effect, and the parties hereto shall have no further rights, duties or obligations hereunder, except for Obligations Surviving Termination.

            4.2 Investment of Earnest Money. Escrow Agent shall promptly invest the Earnest Money pursuant to the Escrow Agreement, and the interest and income earned thereon shall be the sole property of Purchaser, regardless of whether or not the transaction contemplated hereby is closed and consummated. Purchaser's federal identification number is 34-1986578.

      5. SURVEY.

            5.1 Survey. Within thirty (30) days after the Execution Date, Seller shall have the Property accurately surveyed to show the actual boundaries of the Property (based upon the configuration of the Property shown on the Site Plan), the acreage thereof (to the nearest one-hundredth (1/100th) of an acre), and such other matters as Seller deems appropriate. Purchaser shall be responsible for paying the reasonable cost of such survey, provided that prior to authorizing the commencement of such survey work, Seller shall obtain, for Purchaser's approval (which approval shall not be unreasonably withheld, conditioned or delayed), an estimate from Highland Engineering, Inc. of the cost of such survey, and Seller shall promptly advise Purchaser of the amount of such estimate and the scope of survey work contemplated thereby. In the event Purchaser objects to such estimate or the proposed scope of the survey, Purchaser shall be entitled to negotiate such matters directly with the surveyor. Upon receipt of such survey, Seller shall promptly deliver at least two (2) prints of such survey to Purchaser for Purchaser's review and approval, which approval shall not be unreasonably withheld or delayed. Within ten (10) days after receipt of such a survey, Purchaser shall in good faith seek to resolve such objections to such survey, and Seller and Purchaser shall in good faith seek to resolve such objections on a mutually satisfactory basis. If Purchaser does not give Seller notice of any such objections within said ten
(10) day period, or if any such objections are cured to the satisfaction of both parties, such survey obtained by Seller shall constitute the "SURVEY" hereunder.

            5.2 Legal Description. Upon Purchaser's and Seller's agreement upon the Survey, a legal description of the Property shall be prepared on the basis thereof and copies of such legal description, initialed by both Seller and Purchaser, shall be deemed to be included in this Agreement as a part of Exhibit
A. For the purposes of the limited warranty deed to be delivered by Seller to Purchaser at the Closing, the legal description of the Property shall be drawn fro the Survey.

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      6. TITLE EXAMINATION AND OBJECTIONS

            6.1 Title Examination. Within sixty (60) days after the Execution Date (the "TITLE OBJECTION DATE"), Purchaser shall obtain an owner's title insurance commitment ("the TITLE COMMITMENT") with respect to the Property and give written notice to Seller of any Title Objections disclosed thereby which are unacceptable to Purchaser. If Purchaser fails to give any such notice with respect to any Title Objections which are disclosed in the Title Commitment on or prior to the Title Objection Date, then Purchase shall be deemed to have waived such Title Objections. Notwithstanding the foregoing, Purchaser may have Seller's title to the Property re-examined at any time and from time to time up to and through the Closing Date and may give Seller written notice of any additional Title Objections disclosed by any such update which were not listed in the original Title Commitment obtained by Purchaser.

            6.2 Resolution of Title Objections. Within ten (10) days after receipt from Purchaser of a written notice of any Title Objection, Seller shall notify Purchaser in writing as to whether or not Seller will cure such Title Objection, and if Seller elects to cure any such Title Objection, Seller shall satisfy or correct, at Seller's expense, such Title Objection on or before the date of Closing. Failure of Seller to give such notice within such ten (10) day period shall be deemed to be an election not to cure such objection. In the event Seller does not elect to satisfy or cure any such objection of which it is notified, then within ten (10) days after receipt of written notice of Seller's election, or within ten (10) days after the expiration of Seller's ten (10) day notification period if Seller fails to give any such notice, Purchaser shall by written notice to Seller elect one of the following:

                  6.2.1 To waive such Title Objection and to close the subject transaction in accordance with the terms of this Agreement; provided, however, that with respect to any monetary lien or encumbrance of the type described in Paragraph 6.3 below, Purchaser shall be entitled to cure and remove such Title Objection and all of Purchaser's costs and expenses incurred in connection with such cure shall be deducted from and credited against the Purchase Price; or

                  6.2.2 To cancel this Agreement and to receive a complete refund of all Earnest Money and any interest accrued thereon.

      The failure of Purchaser to give notice of its election as to the foregoing alternatives within the applicable ten (10) day period shall be deemed an election to terminate this Agreement in accordance with subparagraph 6.2.1 above.

            6.3 Seller's Obligations Regarding Title Objections. Except as expressly agreed by Seller pursuant to Paragraph 6.2 above or as provided in this Paragraph 6.3, Seller shall not be required and is not obligated hereby to bring any action or proceedings, convey or acquire any interest in real property, or incur any expense to render title to the Property free and clear of any Title Objections. Notwithstanding anything to the contrary herein contained, Seller covenants and agrees that at or prior to Closing, Seller shall (i) pay in full and cause to be canceled and discharged or otherwise bond and discharge as liens against the Property all mechanics' and contractors' liens which encumber the Property as of the date thereof and which have been placed on the Property by a contractor or subcontractor of Seller, (ii) pay in full all past due ad valorem taxes and assessments of any kind constituting a lien against the Property, and (iii) cause to be released any loan security documents which encumber the Property or any other monetary lien or encumbrance caused or created by Seller against the Property.

      7. AGREEMENTS AFFECTING THE PROPERTY. Seller hereby covenants and agrees with Purchaser that during the term of this Agreement, Seller will not sell, assign, rent, lease, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Property (or any interest or estate therein) without the prior written consent of Purchaser.

      8. SELLER'S REPRESENTATIONS AND COVENANTS. As an inducement to Purchaser to enter into this Agreement and to purchase the Property, Seller represents to, and covenants with, Purchaser, as follows:

            8.1 Authorization. Seller is a Georgia limited partnership, duly organized and existing as such under the laws of the State of Georgia. No proceeding is pending for the dissolution of Seller. The individuals executing this Agreement on behalf of Seller have the authority to execute same, and no further consents or approvals from any person or entity, including, without limitation, any other partners of Seller, are necessary in order to consummate the transaction contemplated hereby. Seller has the right, power and authority to enter into this Agreement.

            8.2 Title. Seller owns fee simple title to the Property.

            8.3 No Notice of Condemnation. Seller has received no notice of, nor is Seller aware of, any pending, threatened or contemplated action by any governmental authority or agency or any other entity having the power of eminent domain, which might result in any part of the Property being taken by condemnation or conveyed in lieu thereof. Seller shall, promptly upon receiving any such notice or learning of any such contemplated or threatened action, give Purchaser written notice thereof.

            8.4 No Assessments. To Seller's knowledge, no assessments have been made against any portion of the Property which are unpaid. Seller shall notify Purchaser upon learning of any such assessments. Seller shall pay all delinquent taxes and assessments prior to the Closing Date, and Purchaser shall pay all taxes and assessments arising on or after the Closing Date, regardless of whether or not such taxes or assessments may be payable in installments. There are no pending tax certiorari proceedings filed by Seller with respect to the Real Property. Taxes and assessments payable with respect to the calendar year of Closing shall be prorated between Seller and Purchaser at Closing.

            8.5 Existing Agreement. As of the Closing Date, there shall be no tenant, lessee or other occupant of the Property having any right or claim to possession or use of the Property other than pursuant to easement rights created in the Permitted Exceptions; and, except for the Permitted Exceptions, exclusive possession of the Property shall be delivered by Seller to Purchaser at the Closing free of the rights or claims of any tenants, occupants or other parties in possession of, or having or claiming any right to possession or use of, the Property.

            8.6 Non-Foreign Status. Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of 1989, as amended, and the Regulations promulgated pursuant thereto, and Purchaser has no obligation under Internal Revenue Code
Section 1445 to withhold and pay over to the Internal Revenue Service any part of the "amount realized" by Seller in the transaction contemplated hereby (as such term is defined in the Regulations issued under Internal Revenue Code
Section 1455). Seller is not a "non-resident of Georgia" as that term is defined in O.C.G.A. Section 48-7-128, and the regulations promulgated pursuant thereto.

            8.7 Hazardous Substances or Waste. To the actual knowledge of Seller, having undertaken or caused to be undertaken no independent inquiry or investigation of the Property or property immediately adjacent to the Property (and having no obligation hereunder to do so), no areas on the Property exist where Hazardous Substances or Waste have been generated, disposed of, released or found, and Seller has no actual knowledge (i) of the existence of any areas for the storage or disposal of any Hazardous Substances or Waste on the Property or (ii) that the Property has been used as a landfill or as a dump for garbage or refuse. In the event Seller received notice of any such hazardous Substances or Waste on the Property, or any such violations affecting the Property prior to the Closing, Seller shall promptly notify Purchaser thereof.

            8.8 Pending Litigation. There is no pending litigation or judicial proceeding to which Seller is a party relating to the Property, nor has Seller received any threats that any such litigation or proceeding will be commenced.

      9. ACCESS TO AND EXAMINATION OF PROPERTY; TERMINATION.

            9.1 Purchaser's Right of Inspection. Purchaser, personally or through agents, employees or contractors, shall have the right to go upon the Property during normal business hours prior to the Closing to conduct such soil, engineering, environmental and other tests, investigations and analyses of the Property as Purchaser deems desirable. Purchaser shall pay all costs incurred in making such tests, analyses and investigations and shall indemnify, defend and hold Seller harmless from any costs, expenses, liens, claims, losses, and liabilities arising out of Purchaser's exercising such right and privilege to go upon the Property. Purchaser's indemnity of Seller hereunder shall survive the rescission, cancellation, termination or consummation of this Agreement. Purchaser shall pay Seller $1000.00 in consideration for the inspection rights granted pursuant to this Paragraph 9.1, if Purchaser terminates this Agreement pursuant to Paragraph 9.2 below.

            9.2 Purchaser's Right of Termination. Purchaser shall have until the Inspection Date to determine, in Purchaser's sole discretion, whether the use of the Property as presently intended by Purchaser is physically, economically and operationally feasible. In the event Purchaser determines in its sole discretion that the Property is not satisfactory to Purchaser for any reason whatsoever, then Purchaser may, by written notice to Seller given on or before the Inspection Date, or in the event that Purchaser fails to give notice, (the "TERMINATION NOTICE"), terminate this Agreement, in which event Escrow Agent shall promptly pay to Seller the $100.00 termination fee referred to in Paragraph 9.1 and refund the remainder of the Initial Deposit and interest accrued thereon to Purchaser, whereupon the rights and obligations of the parties under this Agreement shall terminate, except for the Obligations Surviving Termination.

      10. ADDITIONAL AGREEMENTS.

            10.1 Intentionally Deleted.

            10.2 Utilities. In the event water, sanitary sewer, storm drainage, underground electric power, and telephone lines are not currently available either within adjacent public rights-of-way or within private easements inuring to the benefit of the Property, then Seller shall provide Purchaser with plans and specifications (the "UTILITY PLANS") for the extension of such utilities to the property line of the Property (hereinafter referred to as the "UTILITY WORK") within ten (10) days after the Inspection Date. Within ten (10) days after receipt of such Utility Plans, Purchaser shall notify Seller in writing of any comments or objections thereto, whereupon Seller and Purchaser shall work together in good faith to address and resolve such comments or objections on a mutually satisfactory basis. In the event that Purchaser and Seller are unable in good faith to agree upon the Utility Plans prior to the Inspection Date, either Purchase or Seller shall have the right to terminate this Agreement by written notice to the other given on or before the Inspection Date, in which event Escrow Agent shall promptly refund the Earnest Money and any interest accrued thereon to Purchaser and neither party shall have any further obligations to the other except for the Obligations Surviving Termination.

            10.3 Utility Work. Assuming neither Purchaser nor Seller elects to terminate this Agreement pursuant to Paragraph 10.2 above, Seller shall at its sole cost and expense within sixty (60) days after the Closing Date, subject to Force Majeure, cause the Utility Work contemplated by the Utility Plans to be constructed in a good and workmanlike manner and in accordance with all applicable laws, ordinances and regulations. Seller shall be responsible for obtaining all necessary permits, licenses and approvals in connection with the Utility Work, provided that Seller shall have no obligation to pay any connection or similar fees associated with Purchaser's connection of utility lines serving the Proposed Improvements to the utility lines extended by Seller to the boundary line of the Property. The obligations of Seller under this Paragraph 10.3 shall survive the Closing.

            10.4 Utility Easements. At or prior to Closing, Purchaser and Seller shall enter into an agreement establishing easements for Purchaser's connection to, use and maintenance of any utility lines extended by Seller to the boundary line of the Property across adjacent properties.

            10.5 No Other Site Improvement Work. Except for Seller's obligations with respect to the Utility `Work as described in Paragraph 10.3 above, the Property shall be delivered to Purchaser on an "as-is" basis, and Purchaser shall be responsible for all other site improvement work including, but limited to, (i) earthwork and grading as needed for construction of Purchaser's proposed improvements, (ii) extending utilizes from the boundary line of the Property to the building pad for the Purchaser's proposed improvements, (iii) providing on-site, below ground storm water detention, and (iv) extending the access drive from the boundary line of the Property as needed.

            10.6 Approval of Purchaser's Plans. Purchaser and Seller acknowledge and agree that Purchaser intends to construct a commercial office building with a primary use as a retail banking facility on the Property. Purchaser further agrees that Purchaser's site plan and plans for the exterior portions of the Proposed Improvements shall be subject to the approval of Seller. Accordingly, within thirty (30) days after the Execution Date, Purchaser shall submit to Seller Purchaser's proposed site plan, exterior elevations, exterior design concepts, descriptions and colors of exterior materials, landscaping plans, and exterior signage plans, including, without limitation, temporary signage to be erected during the period of Purchaser's development of the Property, which shall begin on the Closing Date and end upon the earlier of (i) the opening of the building to be constructed on the Property by Purchaser and (ii) one (1) year after the Closing Date (the "CONSTRUCTION PERIOD"). Within ten (10) days after Seller's receipt of said plans and specifications, Seller shall give Purchaser written notice of its comments and/or suggested changes, if any, relating to such plans and specifications. Approval of such plans and specifications shall be provided in Seller's reasonable discretion; provided, however, that during the Construction Period, Purchaser shall be permitted to display temporary construction signage announcing the opening of Purchaser's planned building of a size not to exceed 4' x 8' and complying in all regards with all applicable laws, covenants and restrictions. Seller shall retain approval rights of the design of such signage, such approval not to be unreasonably withheld. If Seller does not give written notice of its comments and/or suggested changes with respect to any submitted plans and specifications within said ten (10) day period and such failure continues for a period of five (5) days after receipt of a reminder notice from Purchaser, then such plans and specifications shall be deemed approved by Seller. Purchaser shall incorporate Seller's comments and suggested changes into Purchaser's plans and specifications and resubmit such revised plans and specifications to Seller for review in accordance with the procedure set forth above. Alternatively, Purchaser may negotiate with Seller regarding Seller's comments and suggestions. If the parties cannot agree upon Purchaser's plans and specifications prior to the Inspection Date, Purchaser shall have the right to terminate this Agreement by written notice to Seller given on or before the Inspection Date, in which event Escrow Agent shall promptly refund the Earnest Money to Purchaser and neither party shall have any further obligations to the other except for the Obligations Surviving Termination. Purchaser shall not submit any plans and specifications for the Proposed Improvements to any governmental authority for review or approval until such plans and specifications have been reviewed and approved by Seller. Once such plans and specifications have been approved by Seller, the construction and installation of Purchaser's improvements upon the Property shall be implemented substantially in accordance with such approved plans and specifications, and said improvement shall not be materially or substantially changed or altered without the prior written approval of Seller. The terms of this Paragraph 10.6 shall survive the Closing and shall be incorporated into the covenants, conditions and restrictions described in Paragraph 10.7 below.

            10.7 Covenants, Conditions and Restrictions. Purchaser hereby acknowledges that Seller is developing the Park as an integrated business park. In connection therewith, and in order that Seller may assure that the development and use of the Property remains consistent with the standards of development and operation of other portions of the Park, Purchaser and Seller hereby agree that Seller's limited warranty deed to Purchaser shall include the covenants, conditions and restrictions set forth on Exhibit E attached hereto. In addition, Purchaser and Seller shall enter into a Closing a Common Area Maintenance Agreement in the form attached hereto as Exhibit C setting forth Purchaser's obligation to make pro rata contributions to the cost of maintaining the landscaping along the public and private roadways which are located within and adjacent to the Park.

      11. PURCHASER'S CONDITIONS PRECEDENT.

            11.1 Conditions. In addition to any other conditions provided herein, Purchaser's obligations under this Agreement are subject to and conditioned upon the satisfaction (or waiver by Purchaser) of the following conditions precedent:

                  11.1.1 Representations and Warranties. On the Closing Date, all representations and warranties on the part of Seller contained herein, including, without limitation, those contained in Paragraph 8 hereof, shall be true and accurate and not misleading in any material respect.

                  11.1.2 Performance by Seller. On the Closing Date, Seller shall have performed each and every covenant and agreement to be performed on its part hereunder.

                  11.1.3 Conditions. Seller shall have completed the legal subdivision of the Property from the balance of the TownPark site, if such subdivision is legally required.

                  11.1.4 Permits. Purchaser shall have obtained all necessary permits and approvals, after the expiration of all appeal periods for its intended development of a retail banking facility.

                  11.1.5 Banking Approvals. Purchaser shall have obtained necessary approvals for its operation of a retail banking facility such that Purchaser and its intended development of the Property is in compliance with all state and federal banking regulations.

            11.2 Election to Terminate. If, by the date and time of Closing, any of the foregoing conditions are not satisfied for any reason whatsoever or, alternatively, are not expressly waived by Purchaser in writing, then Purchaser may, in addition to any other remedies it may be entitled to hereunder, terminate this Agreement by written notice to Seller, in which case the Escrow Agent shall refund to Purchaser the Earnest Money and any interest earned thereon, except for the $100.000 termination fee described in Paragraph 9.1 above, which shall be disbursed to Seller.

      12. THE CLOSING.

            12.1 Closing Date. The Closing shall be held at 11:00 a.m. on the fifteenth (15th) day after the Inspection Date (subject to being extended as provided hereinbelow and in Paragraphs 14.3 and 28 hereof), at the offices of Morris Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, Atlanta, Georgia 30326; provided, however, that if the conditions set forth in Paragraphs 11.1.4 and 11.1.5 are not satisfied on or before the scheduled Closing Date, the Purchaser shall be entitled to extend the date of Closing for up to one hundred eight (180) days by giving written notice of such election to Seller and depositing the Extension Deposit with Escrow Agent, by wire transfer of immediately available funds at least two (2) days prior to the originally scheduled date for Closing.

            12.2 Deliveries At Closing. On the Closing Date, the Closing shall occur as follows, subject to satisfaction of all of the terms and conditions of this Agreement:

                  12.2.1 Deed. Seller shall convey good and marketable fee simple title to the Property to Purchaser, without exception for any Title Objections other than the Permitted Exceptions, by a limited warranty deed duly executed, witnessed and notarized and in recordable form (together with two copies of the Georgia transfer tax declaration thereof), which limited warranty deed shall be in form attached as Exhibit D hereto and which shall include the covenants, conditions and restrictions set forth on Exhibit E attached hereto.

                  12.2.2 Possession. Seller shall deliver possession of the Property to Purchaser at Closing.

                  12.2.3 Seller's Affidavit. Seller shall deliver to Purchaser a title affidavit containing the representations which Purchaser's title insurer shall reasonably require, and such other instruments, such as lien waivers and mechanics' lien indemnities, as the Title Company shall reasonably require in order to issue its owner's title policy insuring Purchaser's good and marketable title to the Property free and clear of any exceptions other than the Permitted Exceptions.

                  12.2.4 FIRPTA and Georgia Withholding. Seller shall deliver to Purchaser a certificate dated as of the Closing Date, addressed to Purchaser, duly executed by Seller, under penalty of perjury, regarding Seller's non-foreign status and regarding Seller's principal place of business and Georgia residency.

                  12.2.5 Closing Statement. Seller and Purchaser shall execute and deliver a closing statement itemizing and approving all receipts, disbursements and prorations made in connection with the Closing.

                  12.2.6 Purchase Price. Concurrently with Seller's deliveries at the Closing, Purchaser shall pay to Seller the Purchase Price as provided in Paragraph 3 hereof, subject to the prorations and adjustments provided for herein.

                  12.2.7 Common Area Maintenance Agreement. Seller and Purchaser shall execute and deliver the Common Area Maintenance Agreement.

                  12.2.8 Easements. Seller and Purchaser shall execute and deliver the easement agreements contemplated pursuant to Paragraph 10.4 hereof, if applicable.

                  12.2.9 Additional Documentation and Form or Documentation. In addition to all documents, instruments and agreements expressly provided for herein, Purchaser and Seller shall execute and/or provide such other documents as may be reasonably required by counsel for either party to effectuate the purposes of this Agreement. All documents to be executed and delivered at Closing shall be in form and substance reasonably acceptable to Seller and Purchaser and their respective legal counsel.

            12.3 Closing Costs. At the Closing, Seller and Purchaser shall respectively pay the following costs and expenses:

                  12.3.1 Seller's Expenses. Seller shall pay (a) the fees and expenses of Seller's attorneys, (b) the Georgia transfer tax due with respect to the limited warranty deed by which the Property is conveyed to Purchaser, (c) any delinquent taxes and assessments and Seller's pro rata share of any taxes and assessments required to be pro-rated under the provisions of Paragraph 8.4, and (d) any other costs and expenses actually incurred by Seller.

                  12.3.2 Purchaser's Expenses. Purchaser shall pay (a) all recording and filing fees for all recordable instruments executed and delivered by Seller at the Closing pursuant to the terms hereof, (b) any title examination fees or charges relating to the title insurance commitment described in Paragraph 6, (c) al premiums for any owner's or lender's title insurance policy or policies obtained by Purchaser, (d) the fees and expenses of the surveyor for preparation of the Survey as described in Paragraph 5.1, (e) the fees and expenses of Purchaser's attorneys, (f) Purchaser's pro rata share of any taxes and assessments required to be pro-rated under the provisions of Paragraph 8.4, (g) the fees and expenses of Escrow Agent, and (h) any other costs and expenses actually incurred by Purchaser.

            12.4 Prorations. All state, city and/or county ad valorem taxes which are due with respect to the Property for the calendar year of the Closing shall be prorated between Purchaser and Seller as of midnight of the day before the Closing Date. If the actual amount of such taxes is not known as of such date, either because bills for the period in question have not been issued or because such bills cover real property in addition to the Property, the proration at the Closing will be based on the most current and accurate billing information available. Should such proration not be based on the actual amount of the ad valorem taxes for the period in question and should such proration prove to be inaccurate upon receipt of the actual bills for the Property, then either Seller or Purchaser may demand at any time after the Closing Date a payment from the other party correcting such malapportionment. The provisions of this Paragraph 12.4 shall survive the Closing.

      13. DEFAULT.

            13.1 Seller's Default. If the sale and purchase of the Property contemplated by this Agreement is not consummated on account of Seller's default, failure, or refusal to perform hereunder, the Earnest Money (together with any interest accrued thereon) shall be refunded to Purchaser on demand, without prejudice to any other rights or remedies of Purchaser hereunder, at law or in equity. Purchase shall have, in addition to any right or remedy provided hereunder, at law or in equity, the right to seek specific performance of this Agreement.

            13.2 Purchaser's Default. If the sale and purchase of the Property contemplated by this Agreement is not consummated because of Purchaser's default, failure or refusal to perform hereunder, Escrow Agent shall pay over to Seller the Earnest Money, and Seller shall be entitled to retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser's default. Seller's retention of the Earnest Money is intended not as a penalty, but as full liquidated damages pursuant to Official Code of Ga. Ann. Section 13-6-7. The right to retain the Earnest Money as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, the parties agreeing that the Earnest Money is a reasonable estimate of Seller's probable loss in the event of a default by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of such sums. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller to seek or claim a refund of the Earnest Money (or any part thereof) on the grounds that such amounts are unreasonable in amount and exceed Seller's actual damages or that the retention of such sums by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages as permitted under Official Code of Ga. Ann. Section 13-6-7.

      14. CASUALTY AND CONDEMNATION.

            14.1 Risk of Loss. Until the purchase of the Property has been consummated on the Closing Date, all risk of loss of, or damage to, the Property (whether by flood, tornado or other casualty, or by the exercise of the power of eminent domain, or otherwise) shall belong to and be borne by Seller.

            14.2 Casualty or Condemnation. In the event of any damage to the Property or any portion thereof or in the event of any taking or threat of taking by condemnation (or any conveyance in lieu thereof) of the Property or any portion thereof by anyone having the power of eminent domain, Purchaser shall, by written notice to Seller delivered within fifteen (15) days of receiving written notice from Seller of such event, elect to: (a) terminate this Agreement and all of Purchaser's obligations under this Agreement, whereupon the Earnest Money (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be of no further force and effect and no party shall have any further rights, duties or obligations under this Agreement, except for Obligations Surviving Termination, or (b) consummate the purchase of the Property. If Purchaser does not elect to terminate this Agreement pursuant to clause (a) of this Paragraph 14.2, then Seller shall on the Closing Date pay to Purchaser all insurance proceeds then received by Seller, if any, together with an amount equal to any "deductible" payable by Seller in connection with such insurance, and all condemnation awards and compensation then received by Seller. In addition, Seller shall transfer and assign to Purchaser, in form reasonably satisfactory to Purchaser, all rights and claims of Seller with respect to payment for damages and compensation on account of such damage, destruction or taking.

            14.3 Notice of Condemnation of Casualty. Seller shall notify Purchaser immediately upon Seller's receiving notice of the occurrence or existence of any damage, destruction, condemnation or threat of condemnation affecting the Property and, at the same time, shall provide Purchaser with such information with respect thereto as is in Seller's possession in order to aid Purchaser in making, on an informed basis, the election between the alternatives provided by clauses (a) and (b) in Paragraph 14.2 above. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have fifteen (15) days after Purchaser received such information from Seller within which to elect between such alternatives, and, accordingly, the Closing Date shall be postponed, if and to the extent necessary, to allow Purchaser such a fifteen
(15)-day period in which to make the election under Paragraph 14.2 above.

      15. BROKERAGE COMMISSIONS.

            15.1 Broker Representation. Seller and Purchaser hereby mutually represent and warrant unto the other that except for Taylor & Mathis, Inc., which has represented Seller in this transaction and Tennis Advisory Group, which has represented Purchaser in this transaction (the "BROKERS"), neither Seller nor Purchaser has retained or accepted the services of any real estate broker, agent or salesperson in connection with the purchase and sale transaction contemplated by this Agreement. Seller shall pay to the Brokers a real estate commission in an amount equal to seven and one-half percent (7.5%) of the Purchase Price, which commission shall be split five percent (5%) to Tennis Advisory Group and two and one-half percent (2.5%) to Taylor & Mathis, Inc. The commission shall be paid only upon (i) the consummation of the purchase and sale transaction contemplated by this Agreement and (ii) the execution and delivery by the Brokers of an affidavit, release or lien waiver sufficient to release and eliminate any and all claims of lien that might arise in favor of said Brokers pursuant to the provisions of Official Code of Ga. Ann. Section 44-14-602.

            15.2 Mutual Indemnities. Purchaser and Seller hereby indemnify each other against, and agree to hold each other harmless form, any liability or claim (and all expenses, including attorney's fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed agency or cooperative relationship with the indemnitor and relating to this Agreement or the purchase and sale of the Property, except for the commissions to be paid by Seller to the Brokers at the Closing as and to the extent provided above. The foregoing indemnities shall survive the rescission, cancellation, termination or consummation of this Agreement.

      16. TIME OF ESSENCE. Time is of the essence hereof.

      17. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of Georgia.

      18. NOTICES. any notice, request or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by nationally recognized overnight courier service or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as first set forth above. Any such notice, request or other communication shall be considered given or delivered, as the case may be, on the date of hand or courier delivery or upon the third
(3rd) day following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request or other communication. By giving at least five (5) days prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder.

      19. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the Property and contains the sale and entire understanding between Seller and Purchaser with respect to the Property. All promises, inducements, offers, letters or intent, solicitations, agreements, commitments, representations and warranties heretofore made between such parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties of this Agreement.

      20. SURVIVAL. Except as expressly provided herein, this Agreement shall be merged into the instruments and documents executed and delivered at the Closing, and shall not survive the Closing.

      21. EXHIBITS. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

      22. CAPTIONS. All captions, headings, Paragraph and subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement.

      23. REFERENCES. All references to Paragraphs or subparagraphs shall be deemed to refer to the appropriate Paragraph or subparagraph of this Agreement. Unless otherwise specified in this Agreement, the terms "herein," "hereof," "hereunder" and other terms of like or similar import, shall be deemed to refer to this Agreement as a whole, and not to any particular Paragraph or subparagraph hereof.

      24. COUNTERPARTS. This Agreement maybe executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be binding with the same force and effect as original signatures.

      25. WAIVER. Any condition or right of termination, cancellation or rescission granted by this Agreement to Purchaser or Seller may be waived by such party.

      26. RIGHTS CUMULATIVE. Except as expressly limited by the terms of this Agreement (including Paragraph 13.2), all rights, powers and privileges conferred hereunder shall be cumulative and not restrictive of those given by law.

      27. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure of the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

      28. DATE FOR PERFORMANCE. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

      29. SEVERABILITY. Any provision of this Agreement that is not enforceable under the laws of the State of Georgia shall be construed to be severable from the other provisions hereof without affecting the enforceability of the remaining provisions.

      30. ASSIGNMENT. Purchaser shall have the absolute right and authority, at any time, without the consent of Seller, to assign all of its rights hereunder to (i) any entity that controls, is controlled by or is under common control with Purchaser, or (ii) to an entity that will develop the Property for Purchaser's intended use and lease the Property to Purchaser. Purchaser shall not otherwise have the right to assign this Agreement without the consent of Seller. A copy of any assignment hereunder, together with an agreement of the assignee assuming all of the terms and conditions of this Agreement to be performed by Purchaser, in form reasonably satisfactory to Seller, shall be delivered to Seller at least ten (10) business days prior to the Closing, and in any event no such assignment shall relieve Purchaser from Purchaser's obligations under this Agreement nor result in a delay in the Closing.

      31. CONFIDENTIALITY. Neither Seller nor Purchaser shall disclose any of the terms of this Agreement to any third party, except to such of their respective consultants, accountants and lawyers who have a need to know such terms, or as otherwise compelled by law or judicial mandate. Any person to whom such terms are disclosed shall be instructed by the disclosing party to maintain the confidentiality thereof.

      IN WITNESS WHEREOF, the parties hereto have duly signed, sealed, and delivered this Agreement the dates hereinbelow indicated.

                                     SELLER:

                                     ARGONAUT ASSOCIATES, LTD. (L.P.)

                                     By: /s/ E.H. Avery
                                         ---------------------------
                                         E.H. Avery, General Partner

                                     PURCHASER:

                                     GEORGIA TRUST BANCSHARES, INC.

                                     By: /s/ J. Michael Allen
                                         ---------------------------
                                     Name: J. Michael Allen
                                     Title: President & CEO